EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in the Registration Statement on Form S-4 of Flexible Solutions International, Inc. of our report dated March 29, 2022, relating to the consolidated financial statements of Flexible Solutions International, Inc. as of December 31, 2021 and 2020 and for the years then ended.

We also consent to the reference to us as “Experts” in matters of accounting and audit in this Registration Statement.

/s/ Smythe LLP

Smythe LLP
Chartered Professional Accountants

Vancouver, Canada
July 25, 2022